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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports dated January 20, 1998 (except for Note 12, which is as of March 27, 1998), relating to the consolidated financial statements of USWeb Corporation, September 17, 1997 related to the financial statements of USWeb San Francisco, September 12, 1997 related to the financial statements of USWeb Milwaukee, September 17, 1997 related to the financial statements of USWeb LA Metro, September 18, 1997 related to the financial statements of USWeb Atlanta, September 18, 1997 related to the financial statements of USWeb DC, September 18, 1997 related to the financial statements of USWeb Pittsburgh, October 31, 1997 related to the financial statements of USWeb Chicago Metro, October 31, 1997 related to the financial statements of USWeb Hollywood (formerly KandH, Inc.), October 29, 1997 related to the financial statements of USWeb Hollywood (formerly DreamMedia, Inc.), October 17, 1997 related to the financial statements of USWeb Marin, October 31, 1997 related to the financial statements of USWeb Long Island, October 24, 1997 related to the financial statements of USWeb Detroit, October 15, 1997 related to the financial statements of USWeb San Mateo, October 31, 1997 related to the financial statements of USWeb LA Central, November 4, 1997 related to the financial statements of USWeb Houston, November 5, 1997 related to the financial statements of USWeb New York Central (formerly Reach Networks, Inc.), which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP

San Jose, California
March 30, 1998

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